SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October 10, 1997
                Date of Report (Date of earliest event reported)




                        ELECTRONICS COMMUNICATIONS CORP.
             (Exact name of Registrant as specified in its Charter)



     Delaware                         1-13764                      11-2649088
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  (State or other            (Commission File Number)            (IRS Employer
  jurisdiction of                                                Identification
  incorporation)                                                    Number)



                    10 Plog Road, Fairfield, New Jersey 07004
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              (Address of principal executive offices) (Zip Code)


                                 (201) 808-8862
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               Registrant's telephone number, including area code


                                       None
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         (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On October 10, 1997, the following officers and directors resigned their positions with the Company and all its subsidiaries: William S. Taylor, CEO, Chairman, President and Director; Les Winder, Executive Vice President, Treasurer and Director; Brenda Taylor, Secretary and Director; and Ira Tabankin, Director. The resigning officers also agreed to terminate their Employment Agreements.

         The respective vacancies were filled as follows: Joseph Rosio, CEO, Chairman, President and Director; Daniel J. Ventricelli, Secretary, Treasurer and Director; and John Cassella, Director. Daniel J. Ventricelli subsequently resigned as Secretary, Treasurer and a Director. On October 30, 1997, Mr Rosio was elected to also serve as Treasurer and CFO, Mr. Cassella was elected to also serve as Secretary and Vincent Carroll was elected to serve as a Director.

         As a result, at November 1, 1997, the Executive Officers and Directors of the Company were as follows:

         Joseph Rosio...................  Chairman, President, Treasurer, CEO,
                                           CFO and Director

         John Cassella..................  Secretary and Director

         Vincent Carroll................  Director

         Robert DePalo..................  Director

         Mal Gurian.....................  Director

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereto duly authorized.



Date:  November 4, 1997                         By:    /s/Joseph Rosio
                                                       ---------------
                                                Name:  Joseph Rosio
                                                Title: President